Exhibit 99.1
July 16, 2018

Fellow shareholders,

We had a strong but not stellar Q2, ending with 130 million memberships. Membership growth was 5.2m, the same as Q2 last year, but lower than our 6.2m forecast. Earnings, margins, and revenue were all in-line with forecast and way up from prior year. Internet video is growing globally and we are fortunate to be one of the leaders. In addition to succeeding commercially, we are starting to lead artistically in some categories, with our creators earning enough Emmy nominations this year to collectively break HBO’s amazing 17-year run.1

(in millions except per share data and Streaming Content Obligations)	Q2'17	Q3'17	Q4'17	Q1'18	Q2'18	Q3'18 Forecast
Total (Including DVD):
Revenue	$2,785	$2,985	$3,286	$3,701	$3,907	$3,988
Y/Y % Growth	32.3%	30.3%	32.6%	40.4%	40.3%	33.6%
Operating Income	$128	$209	$245	$447	$462	$420
Operating Margin	4.6%	7.0%	7.5%	12.1%	11.8%	10.5%
Net Income	$66	$130	$186	$290	$384	$307
Diluted EPS	$0.15	$0.29	$0.41	$0.64	$0.85	$0.68

Total Streaming:
Revenue	$2,671	$2,875	$3,181	$3,602	$3,814	$3,900
Y/Y % Growth	35.8%	33.2%	35.3%	43.2%	42.8%	35.7%
Paid Memberships	99.04	104.02	110.64	118.90	124.35	129.50
Paid Net Additions	4.67	4.99	6.62	8.26	5.45	5.15
Total Memberships	103.95	109.25	117.58	125.00	130.14	135.14
Net Additions	5.20	5.30	8.33	7.41	5.15	5.00

US Streaming:
Revenue	$1,505	$1,547	$1,630	$1,820	$1,893	$1,930
Contribution Profit	$560	$554	$561	$697	$740	$730
Contribution Margin	37.2%	35.8%	34.4%	38.3%	39.1%	37.8%
Paid Memberships	50.32	51.35	52.81	55.09	55.96	56.66
Paid Net Additions	0.95	1.02	1.47	2.28	0.87	0.70
Total Memberships	51.92	52.77	54.75	56.71	57.38	58.03
Net Additions	1.07	0.85	1.98	1.96	0.67	0.65

International Streaming:
Revenue	$1,165	$1,327	$1,550	$1,782	$1,921	$1,970
Contribution Profit (Loss)	$(13)	$62	$135	$272	$298	$290
Contribution Margin	(1.1)%	4.7%	8.7%	15.3%	15.5%	14.7%
Paid Memberships	48.71	52.68	57.83	63.82	68.39	72.85
Paid Net Additions	3.73	3.97	5.16	5.98	4.58	4.45
Total Memberships	52.03	56.48	62.83	68.29	72.76	77.11
Net Additions	4.14	4.45	6.36	5.46	4.47	4.35

Consolidated:
Net cash (used in) operating activities	$(535)	$(420)	$(488)	$(237)	$(518)
Free Cash Flow	$(608)	$(465)	$(524)	$(287)	$(559)
EBITDA	$190	$273	$313	$534	$563
Shares (FD)	446.3	447.4	448.1	450.4	451.6
Streaming Content Obligations* ($B)	15.7	17.0	17.7	17.9	18.4
*Corresponds to our total known streaming content obligations as defined in our financial statements and related notes in our most recently filed SEC Form 10-K
1 http://www.vulture.com/2018/07/emmys-2018-nominations-netflix-hbo.html

1

Q2 Results and Q3 Forecast

Streaming revenue in Q2 rose 43% year over year, driven by a 26% and 14% increase in average paid memberships and ASP, respectively. Operating margin of 11.8% expanded 720 bps year over year, resulting in 262% growth in operating income. EPS of $0.85 vs. $0.15 included an $85 million non-cash unrealized gain from F/X remeasurement on our Eurobond.
As a reminder, the quarterly guidance we provide is our actual internal forecast at the time we report and we strive for accuracy, meaning in some quarters we will be high and other quarters low relative to our guidance. This Q2, we over-forecasted global net additions which amounted to 5.2m vs. a forecast of 6.2m and flat compared to Q2 a year ago, as acquisition growth was slightly lower than we projected. Paid net adds totaled 5.5m in Q2, compared with 4.7m last year and forecast of 6.1m.
US net adds of 0.7m (vs. guidance of 1.2m) were down vs. last year’s Q2-record 1.1m, but consistent with previous Q2 performance (0.5m in Q2’12, 0.6m in Q2’13, 0.6m in Q2’14, 0.9m in Q2’15, and 0.2m in Q2’16). Through the first six months of the year, our US net adds are slightly ahead of last year.
Internationally, 4.5m net additions grew 8% year over year on broad market growth. Currency had a +$65 million impact on international revenue year over year (+13% international ASP growth on a FX neutral basis), but this positive impact was smaller than we had forecast 90 days ago as the US dollar strengthened meaningfully2 against many currencies since our Q1’18 earnings report in April. As a reminder, we do not hedge our revenue with derivatives.
Faster growth in international markets relative to the US creates a net revenue exposure to non-USD currencies. With the growth of our content production in 80 countries and expanding, we’ll move more of our operating costs to non-USD to provide a little more natural hedging but we anticipate we’ll still continue to have much more expense in USD than revenue. We slowly adjust pricing over time to mitigate forex moves over the longer term, but when currency movements are rapid, they will affect our
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2 https://fred.stlouisfed.org/graph/fredgraph.png?g=ktJq

2

near term operating margin. We’ll tend to outperform our near term operating margin targets on dollar weakness and underperform on dollar strength. For the full year 2018, current F/X rates have pushed our expectations on operating margin to be near the lower end of our 10-11% target range. We continue to expect steady growth in operating margin in 2019 and beyond.
For Q3, we forecast global net adds of 5.0m (compared with 5.3m in Q3’17), with 0.65m and 4.35m in the US and international segment, respectively. Paid net adds are forecast to be 5.2m, up from 5.0m in Q3’17.
Content

Our broad slate of programming in Q2 highlights the diversity of programming we are providing. We debuted sci-fi action series Lost in Space, which we’ve renewed for another season. In addition, we released the second season of one of our biggest originals 13 Reasons Why, as well as Santa Clarita Diet, A Series of Unfortunate Events, Marvel’s Jessica Jones, La Casa de Papel (Money Heist), GLOW and Marvel’s Luke Cage. In original kids programming, Boss Baby: Back in Business became one of our biggest kids series ever.
We continue to ramp up our production of non-English originals. In Q2, we debuted season 2 of 3%, our sci-fi original from Brazil and premiered The Rain, our Danish original thriller which became one of our biggest non-English original productions yet, with viewing all over the world. This serves as another data point that our international originals can be important to specific countries and regions and also play well outside of their home markets. Late in the quarter, we launched Lust Stories, a new Indian original film, which has been a major success as our largest watched original in percentage terms in any individual market in its first month. Sacred Games,3 our first Indian original series, launched on July 6 and is off to a similarly strong start. We will follow Sacred Games up in India with Ghoul4 on August 24.
We were honored last week with the most Emmy nominations of any network. The 112 Netflix nominations include five best series and best limited series nominations and are spread across 40 different scripted and unscripted series, TV movies, limited series, documentaries, talk shows, comedy specials and series for kids. This is a testament to the fantastic creators we work with across all forms of television.
We are making good progress with our original feature films. As traditional exhibition focuses increasingly on superheroes and sequels, our on demand service allows us to serve a wide variety of tastes. For example, in Q2, we had success with several romantic comedies5 such as Set It Up,6 starring Lucy Liu, Zoey Deutch, Taye Diggs and Glen Powell and The Kissing Booth,7 which peaked at #4 on IMDB’s chart of most popular movies, behind only Deadpool 2, The Avengers: Infinity War and Solo: A Star Wars Story. Kissing Booth and Set it Up have been watched and loved by tens of millions of Netflix members and the young stars of these films have seen their social media followings grow from a few thousand into the millions in the weeks following release. Of course, we also produce big event movies as well and we recently announced that Michael Bay, one of the most commercially successful action directors, will make his next film, Six Underground8 (starring Ryan Reynolds) for Netflix. Bay joins Martin Scorsese, Alfonso Cuaron, Susanne Bier, Paul Greengrass, Chris Columbus and many other top directors who are making their next feature films for Netflix.
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3 https://www.rottentomatoes.com/tv/sacred_games/s01/
4 https://www.youtube.com/watch?v=zg0N4L4mwFk
5 https://www.refinery29.com/2018/06/202326/netflix-is-bringing-back-romantic-comedies
6 https://www.youtube.com/watch?v=X-eRc9PF3TU&feature=youtu.be
7 https://www.nytimes.com/2018/07/13/movies/the-kissing-booth-joey-king-jacob-elordi.html
8 https://deadline.com/2018/05/ryan-reynolds-michael-bay-netflix-six-underground-skydance-film-franchise-1202394010/

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Product and Partnerships

We continue to invest in our mobile experience. Last week, we unveiled our “Smart Downloads” feature on Android for members that use our offline mode, which is particularly popular in emerging markets. Now, when members finish watching a downloaded episode, it will be automatically deleted and the next episode will be automatically downloaded. Smart Downloads works only when the device is connected to WiFi so cellular data plans won’t be used and device storage won’t be affected since the last watched episode will always be deleted first before the next episode is downloaded. Members also have the option to toggle this feature on and off.
We are expanding our partner-based bundle offerings, announcing deals with Telefonica in Spain and Latin America as well as KDDI in Japan. While the majority of our acquisition happens by consumers signing up with us directly, bundles continue to be a high-performing additional acquisition channel. We expect to continue to add such deals with partners around the world.
Competition

YouTube and Netflix are two leading global (ex-China) internet entertainment services. HBO and Disney are evolving to focus on internet entertainment services. Amazon and Apple are investing in content as part of larger ecosystem subscriptions. Each of these firms has unique content and is striving to find the best creators from around the world to entertain its viewers. There has never been a better time to be a creator or consumer of content.
We believe that consumer appetite for great content is broad and that there is room for multiple parties to have attractive offerings. We anticipate more competition from the combined AT&T/Warner Media, from the combined Fox/Disney or Fox/Comcast as well as from international players like Germany’s ProSieben and Salto9 in France. Our strategy is to simply keep improving, as we’ve been doing every year in the past.
Free Cash Flow and Capital Structure

Free cash flow in Q2 totaled -$559 million vs. -$608 million in the year ago quarter. We continue to anticipate FCF of -$3 to -$4 billion for the full year 2018, which implies that our content cash spending will be weighted to the second half of 2018. During Q2, we completed our latest bond deal, raising $1.9 billion. At the end of Q2, our gross debt balance stood at $8.4 billion and we had a cash balance of $3.9 billion and a $500 million undrawn credit facility. Our debt-to-EV is currently about 5%.
While interest rates have risen and the federal tax rate is now lower (reducing the tax shield on interest costs), we judge that our after-tax cost of debt continues to be lower than our cost of equity, so we anticipate that we’ll continue to finance our capital needs in the high yield market.

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9 https://deadline.com/2018/06/french-broadcasters-france-televisions-tf1-m6-launch-svod-platform-salto-to-take-on-netflix-amazon-1202411217/

4

Reference

For quick reference, our eight most recent investor letters are: April 2018,10 January 2018,11 October 2017,12 July 2017,13 April 2017,14 January 2017,15 October 2016,16 July 2016.17
Earnings Video Interview, 3pm PST, July 16, 2018
Our video interview with Todd Juenger of Bernstein will be on youtube/netflixir at 3pm PST today. Questions that investors would like to see asked should be sent to todd.juenger@bernstein.com. Reed Hastings, CEO, David Wells, CFO, Ted Sarandos, Chief Content Officer, Greg Peters, Chief Product Officer and Spencer Wang, VP of IR/Corporate Development will answer Todd’s questions.

IR Contact:	PR Contact:
Spencer Wang	Richard Siklos
Vice President, Finance/IR & Corporate Development	VP, Corporate Communications
408 809-5360	408 540-2629

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10 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2018/q1/FINAL-Q1-18-Shareholder-Letter.pdf
11 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2017/q4/COMBINED-Q4-17-Shareholder-Letter-FINAL.pdf
12 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2017/q3/Q3_17_Shareholder_Letter_COMBINED.pdf
13 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2017/q2/Q2_17_Shareholder_Letter.pdf
14 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2017/q1/Q117ShareholderLetterV2FINAL.pdf
15 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2016/q4/Q416ShareholderLetter.pdf
16 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2016/q3/FINAL_Q3_Letter.pdf
17 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2016/q2/Q216LettertoShareholders_FINAL_w_Tables.pdf

5

Use of Non-GAAP Measures
This shareholder letter and its attachments include reference to the non-GAAP financial measure of free cash flow and EBITDA. Management believes that free cash flow and EBITDA are important liquidity metrics because they measure, during a given period, the amount of cash generated that is available to repay debt obligations, make investments and for certain other activities or the amount of cash used in operations, including investments in global streaming content. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, operating income, diluted earnings per share and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

Forward-Looking Statements
This shareholder letter contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding foreign exchange rate fluctuations and impact on revenue; growth of content production; accuracy of guidance; paid net adds; operating cost currency; operating margin; seasonality; profitability; content strategy, including future content launches; partner based bundled offerings; impact of competition; mergers and acquisitions involving competitors; free cash flow; future capital raises; our credit rating and its impact on interest rates for capital raises; domestic and international net, total and paid subscribers; revenue; contribution profit (loss) and contribution margin for both domestic international operations, as well as consolidated operating income, operating margin; net income, earnings per share and free cash flow. The forward-looking statements in this letter are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively; maintenance and expansion of device platforms for streaming; fluctuations in consumer usage of our service; service disruptions; production risks; actions of Internet Service Providers; and, competition, including consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, as amended by Form 10-K/A, filed with the Securities and Exchange Commission on February 5, 2018. The Company provides internal forecast numbers. Investors should anticipate that actual performance will vary from these forecast numbers based on risks and uncertainties discussed above and in our Annual Report on Form 10-K, as amended by Form 10-K/A. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this shareholder letter.

6

Netflix, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues	$3,907,270	$3,700,856	$2,785,464	$7,608,126	$5,422,099
Cost of revenues	2,289,867	2,196,075	1,902,308	4,485,942	3,559,332
Marketing	526,780	479,222	274,323	1,006,002	545,593
Technology and development	317,213	300,730	267,083	617,943	524,191
General and administrative	311,197	278,251	213,943	589,448	408,234
Operating income	462,213	446,578	127,807	908,791	384,749
Other income (expense):
Interest expense	(101,605)	(81,219)	(55,482)	(182,824)	(102,224)
Interest and other income (expense)	68,028	(65,743)	(58,363)	2,285	(44,771)
Income before income taxes	428,636	299,616	13,962	728,252	237,754
Provision for (benefit from) income taxes	44,287	9,492	(51,638)	53,779	(6,068)
Net income	$384,349	$290,124	$65,600	$674,473	$243,822
Earnings per share:
Basic	$0.88	$0.67	$0.15	$1.55	$0.57
Diluted	$0.85	$0.64	$0.15	$1.50	$0.55
Weighted-average common shares outstanding:
Basic	435,097	434,174	431,396	434,638	431,000
Diluted	451,552	450,359	446,262	450,958	445,862

7

Netflix, Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands)

	As of
	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$3,906,357	$2,822,795
Current content assets, net	4,803,663	4,310,934
Other current assets	636,869	536,245
Total current assets	9,346,889	7,669,974
Non-current content assets, net	12,292,070	10,371,055
Property and equipment, net	349,646	319,404
Other non-current assets	674,932	652,309
Total assets	$22,663,537	$19,012,742
Liabilities and Stockholders' Equity
Current liabilities:
Current content liabilities	$4,541,087	$4,173,041
Accounts payable	448,219	359,555
Accrued expenses	392,595	315,094
Deferred revenue	697,740	618,622
Total current liabilities	6,079,641	5,466,312
Non-current content liabilities	3,604,158	3,329,796
Long-term debt	8,342,067	6,499,432
Other non-current liabilities	141,071	135,246
Total liabilities	18,166,937	15,430,786
Stockholders' equity:
Common stock	2,103,437	1,871,396
Accumulated other comprehensive loss	(12,427)	(20,557)
Retained earnings	2,405,590	1,731,117
Total stockholders' equity	4,496,600	3,581,956
Total liabilities and stockholders' equity	$22,663,537	$19,012,742

8

Netflix, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Cash flows from operating activities:
Net income	$384,349	$290,124	$65,600	$674,473	$243,822
Adjustments to reconcile net income to net cash used in operating activities:
Additions to streaming content assets	(3,033,721)	(2,986,747)	(2,664,421)	(6,020,468)	(5,013,087)
Change in streaming content liabilities	288,474	378,885	514,890	667,359	881,147
Amortization of streaming content assets	1,817,817	1,748,844	1,550,794	3,566,661	2,856,477
Amortization of DVD content assets	11,154	11,134	16,511	22,288	35,109
Depreciation and amortization of property, equipment and intangibles	19,736	19,041	18,551	38,777	33,600
Stock-based compensation expense	81,232	68,395	44,028	149,627	88,916
Other non-cash items	13,921	8,209	11,519	22,130	33,185
Foreign currency remeasurement loss (gain) on long-term debt	(85,410)	41,080	64,220	(44,330)	64,220
Deferred taxes	(9,539)	(22,049)	(20,702)	(31,588)	(47,466)
Changes in operating assets and liabilities:
Other current assets	(25,564)	(55,905)	(80,199)	(81,469)	(105,601)
Accounts payable	7,733	74,083	(12,439)	81,816	(23,439)
Accrued expenses	(52,851)	119,049	(48,042)	66,198	45,500
Deferred revenue	23,848	55,270	46,609	79,118	61,830
Other non-current assets and liabilities	40,582	13,830	(41,447)	54,412	(32,597)
Net cash used in operating activities	(518,239)	(236,757)	(534,528)	(754,996)	(878,384)
Cash flows from investing activities:
Acquisition of DVD content assets	(12,552)	(10,796)	(7,624)	(23,348)	(32,996)
Purchases of property and equipment	(27,323)	(37,170)	(65,231)	(64,493)	(117,754)
Change in other assets	(441)	(1,786)	(1,064)	(2,227)	(1,833)
Purchases of short-term investments	—	—	(14,246)	—	(72,020)
Proceeds from sale of short-term investments	—	—	14,128	—	69,876
Proceeds from maturities of short-term investments	—	—	17,605	—	22,705
Net cash used in investing activities	(40,316)	(49,752)	(56,432)	(90,068)	(132,022)
Cash flows from financing activities:
Proceeds from issuance of debt	1,900,000	—	1,420,510	1,900,000	1,420,510
Debt issuance costs	(16,992)	—	(15,013)	(16,992)	(15,013)
Proceeds from issuance of common stock	26,936	56,335	14,826	83,271	39,004
Other financing activities	(532)	(321)	63	(853)	124
Net cash provided by financing activities	1,909,412	56,014	1,420,386	1,965,426	1,444,625
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(36,340)	7,177	11,527	(29,163)	16,982
Net increase in cash, cash equivalents, and restricted cash	1,314,517	(223,318)	840,953	1,091,199	451,201
Cash, cash equivalents, and restricted cash at beginning of period	2,599,477	2,822,795	1,077,824	2,822,795	1,467,576
Cash, cash equivalents, and restricted cash at end of period	$3,913,994	$2,599,477	$1,918,777	$3,913,994	$1,918,777

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Non-GAAP free cash flow reconciliation:
Net cash used in operating activities	$(518,239)	$(236,757)	$(534,528)	$(754,996)	$(878,384)
Acquisition of DVD content assets	(12,552)	(10,796)	(7,624)	(23,348)	(32,996)
Purchases of property and equipment	(27,323)	(37,170)	(65,231)	(64,493)	(117,754)
Change in other assets	(441)	(1,786)	(1,064)	(2,227)	(1,833)
Non-GAAP free cash flow	$(558,555)	$(286,509)	$(608,447)	$(845,064)	$(1,030,967)

9

Netflix, Inc.
Segment Information
(unaudited)
(in thousands)

	As of / Three Months Ended			As of/ Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Domestic Streaming
Total memberships at end of period	57,379	56,705	51,921	57,379	51,921
Paid memberships at end of period	55,959	55,087	50,323	55,959	50,323

Revenues	$1,893,222	$1,820,019	$1,505,499	$3,713,241	$2,975,541
Cost of revenues	925,703	894,873	831,962	1,820,576	1,581,450
Marketing	227,961	228,022	113,608	455,983	228,646
Contribution profit	739,558	697,124	559,929	1,436,682	1,165,445

International Streaming
Total memberships at end of period	72,762	68,290	52,031	72,762	52,031
Paid memberships at end of period	68,395	63,815	48,713	68,395	48,713

Revenues	$1,921,144	$1,782,086	$1,165,228	$3,703,230	$2,211,427
Cost of revenues	1,324,240	1,258,809	1,017,612	2,583,049	1,864,929
Marketing	298,819	251,200	160,715	550,019	316,947
Contribution profit (loss)	298,085	272,077	(13,099)	570,162	29,551

Domestic DVD
Total memberships at end of period	2,999	3,167	3,758	2,999	3,758
Paid memberships at end of period	2,971	3,138	3,692	2,971	3,692

Revenues	$92,904	$98,751	$114,737	$191,655	$235,131
Cost of revenues	39,924	42,393	52,734	82,317	112,953
Contribution profit	52,980	56,358	62,003	109,338	122,178

Consolidated

Revenues	$3,907,270	$3,700,856	$2,785,464	$7,608,126	$5,422,099
Cost of revenues	2,289,867	2,196,075	1,902,308	4,485,942	3,559,332
Marketing	526,780	479,222	274,323	1,006,002	545,593
Contribution profit	1,090,623	1,025,559	608,833	2,116,182	1,317,174
Other operating expenses	628,410	578,981	481,026	1,207,391	932,425
Operating income	462,213	446,578	127,807	908,791	384,749
Other expense	(33,577)	(146,962)	(113,845)	(180,539)	(146,995)
Provision for (benefit from) income taxes	44,287	9,492	(51,638)	53,779	(6,068)
Net income	$384,349	$290,124	$65,600	$674,473	$243,822

10

Netflix, Inc.
Non-GAAP Information
(unaudited)
(in thousands)

	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018
Non-GAAP Adjusted EBITDA reconciliation:
GAAP net income	$65,600	$129,590	$185,517	$290,124	$384,349
Add:
Other expense	113,845	92,390	113,973	146,962	33,577
Provision for (benefit from) income taxes	(51,638)	(13,353)	(54,187)	9,492	44,287
Depreciation and amortization of property, equipment and intangibles	18,551	19,238	19,073	19,041	19,736
Stock-based compensation expense	44,028	44,763	48,530	68,395	81,232
Adjusted EBITDA	$190,386	$272,628	$312,906	$534,014	$563,181

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